UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 11/30/2009

Kraton Polymers LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-123747

Delaware	26-3739386
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2009, Karen A. Twitchell was appointed to the Board of Directors (the “Board”) of Kraton Polymer LLC (the “Company”), effective as of December 3, 2009. Ms. Twitchell will serve on the Audit Committee of the Company’s Board.

Ms. Twitchell was a vice president and treasurer of LyondellBasell Industries and Lyondell Chemical Company (a predecessor by merger to LyondellBasell) from 2001 to 2009. She previously served as a vice president of Kaiser Aluminum Corporation from 1998 to 2000 and, additionally, as treasurer from 1996 to 2000. Prior to that, she served as a vice president at Southdown, Inc. from 1994 to 1996 and, additionally, as treasurer from 1989 to 1996. Before joining Southdown, Ms. Twitchell was an investment banker with Credit Suisse First Boston in its corporate finance department from 1978 to 1980 and from 1982 to 1988. Ms. Twitchell holds a B.A. in Economics from Wellesley College and an M.B.A. from Harvard University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

Date: December 2, 2009	By:	/S/ STEPHEN W. DUFFY
Stephen W. Duffy
Vice President and General Counsel

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